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FOR IMMEDIATE RELEASE

Investor Contact: Greg Cole, 202-380-4008, greg.cole@xmradio.com
                  Gary Tiedemann, 202-380-4010, gary.tiedemann@xmradio.com
Press Contact:    Chance Patterson, 202-380-4061, chance.patterson@xmradio.com

                XM RADIO ANNOUNCES $450 MILLION FINANCING PACKAGE

Washington, DC, December 23, 2002 - XM Satellite Radio Inc. (NASDAQ: XMSR) today announced a set of definitive financing agreements totaling $450 million - consisting of $200 million in new funds from strategic and financial investors and $250 million in payment deferrals and related credit facilities from General Motors.

The $200 million in new funding is in the form of 10% Senior Secured Discount Convertible Notes due in 2009 and a small concurrent common stock sale. Purchasers of the Notes include American Honda Motor Co., Inc., Hughes Electronics Corporation, The Hearst Corporation, Columbia Capital LLC, AEA Investors Inc., Eastbourne Capital Management LLC, BayStar Capital II, L.P., and other parties. The Notes are convertible into common stock at a price of $3.18 per share. Proceeds will be used for general corporate purposes.

In the other major element of the financing package, General Motors, which is currently factory-installing XM radios in 25 different 2003 vehicle lines, has agreed to defer or finance up to $250 million of payments through 2006. The $250 million financing consists of (i) the exchange of approximately $115 million in fixed payments due to GM through 2006 for $89 million of 10% Senior Secured Convertible Notes due 2009, (ii) a $100 million Credit Facility due 2009 with an annual interest rate of 6 month LIBOR plus 10 percent to be used only for payments to GM, and (iii) the right to satisfy up to $35 million of certain future payment obligations to GM in stock (at then current market value) rather than cash. In connection with the $100 million Credit Facility, GM will receive 10 million common stock warrants at $3.18 per share. The conversion price for the GM Notes varies from $5.00 to $20.00 per share, depending upon the future price of XM stock.

In addition to the financing package, the Company will commence an Exchange Offer on Tuesday, December 24, 2002, for all $325 million of its outstanding 14% Senior Secured Notes due 2010 in exchange for New 14% Senior Secured Discount Notes due 2009, warrants and cash. The financing package is contingent on at least a 90% participation threshold of the outstanding Senior Notes participating in the Exchange Offer, which can be waived by the Company with the concurrence of the investors in the 10% Senior Secured Discount Convertible Notes and General Motors.

                                                                 continued . . .

        1500 ECKiNGTON PLACE NE WASHiNGTON DC 20002-2194 PH 202 380 4000
                        FAX 202 380 4500 WWW.XMRADiO.COM

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XM RADIO ANNOUNCES $450 MILLION FINANCING PACKAGE, Page 2

"With this financing package, we believe we have achieved full funding through cash flow breakeven", said Hugh Panero, XM's President and CEO. "The financing also removes a major roadblock to our Company being valued based on its marketplace progress, business plan execution and future economic potential - all of which are exceptional," he added.

Based on sales-to-date and projections through yearend, XM expects to have more than 350,000 radios (both retail and OEM) sold and ready for activation by December 31, 2002. The actual yearend activated subscriber total (sales which have resulted in activations) is expected to be between 340,000-350,000. A major reason for the range is the recent significant increase in the number of XM radios not activated at the time of retail purchase (currently, approximately 24,000 units) - attributable, we believe, to the many XM radios being purchased as Holiday gifts (and, thus, possibly not activated by December 31, 2002). We expect that most of the gift radios not activated by yearend will be converted into subscriber activations during the first two weeks of January 2003.

XM anticipates all necessary conditions and approvals will be satisfied by the end of February 2003. Upon closing of the transaction, XM expects to add two members to its Board of Directors - R. Steven Hicks, who brings 33 years of experience building successful companies in the radio broadcasting and media industry, and Thomas G. Elliott, Executive Vice President, Automobile Operations of American Honda Motor Co., Inc.

                                      BIOS

R. Steven Hicks
Steve Hicks brings 33 years of experience building successful companies in the radio broadcasting and media industry. In 1979, Mr. Hicks acquired his first radio station at age 29 and was an owner-operator of various radio stations for the next 14 years. He was responsible for inventing the LMA (local marketing agreement), which revolutionized radio in the early 1990's. In 1993, Mr. Hicks, as President and CEO, co-founded a new radio company called SFX Broadcasting. Upon passage of the Telecommunications Act in 1996, he left to form Capstar Broadcasting and served as President and CEO, with a $700 million equity commitment from Hicks, Muse, Tate and Furst. In October 1999, Capstar Broadcasting merged with Chancellor Media and became known as AMFM Inc, the third largest radio group in the country. Mr. Hicks was the Vice Chairman and President of AMFM's New Media division, which developed Internet products and technologies for the radio industry. In August 2000, AMFM merged with Clear Channel Communications, Inc. (NYSE: CCU). He currently serves as Chairman of Click Radio. Mr. Hicks is a non-managing member of BayStar Capital. He has earned many distinguished awards during his career including the Ernst & Young "Entrepreneur of the Year" in 1996 and was identified as one of the ten Most Powerful People in Radio and was awarded "Radio Executive of the Year" in 1997 by Radio Ink magazine. Mr. Hicks received his BA in

        1500 ECKiNGTON PLACE NE WASHiNGTON DC 20002-2194 PH 202 380 4000
                        FAX 202 380 4500 WWW.XMRADiO.COM

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                                                                 continued . . .

XM RADIO ANNOUNCES $450 MILLION FINANCING PACKAGE, Page 3

Government from the University of Texas at Austin in 1972 and attended the National Association of Broadcasters Management Seminar at Harvard University.

Thomas G. Elliott, Executive Vice President, American Honda Motor Co., Inc. President, Honda Performance Development, Inc.
Thomas G. Elliott is executive vice president, automobile operations of American Honda Motor Co., Inc., responsible for product planning, advertising, marketing, public relations and distribution for both Honda and Acura automobiles. Mr. Elliott started his career at Honda in 1970. In 1976, Mr. Elliott was appointed zone manager of auto sales for the Western United States. He was promoted to regional manager in 1978 and became assistant vice president in 1980. He was appointed vice president, automobile operations, in 1983. Mr. Elliott was promoted to senior vice president, automobile operations in 1986, and in 1988 was promoted to executive vice president and was named to the American Honda Board of Directors. He was appointed to the Honda North America Board of Directors in 1992. In 1992, additionally, Mr. Elliott became president of Honda Performance Development, Inc., a subsidiary of American Honda, established to manage the Honda Championship Auto Racing Team (CART) racing and race engine development programs. In July 2001, he was named to the Board of Directors of the American Honda Finance Corporation (AHFC), a subsidiary of American Honda that provides financing for the lease and sale of Honda products in the United States. Born in Los Angeles, Mr. Elliott graduated in 1969 from California State University, Long Beach, with a Bachelor of Science degree in Marketing.

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   Factors that could cause actual results to differ materially from those in the forward-looking statements in this press release include demand for the
     Company's service, the Company's dependence on third party vendors, its continuing need for additional financing, as well as other risks described in
    XM Satellite Radio Holdings Inc.'s Form S-3 filed with the Securities and Exchange Commission on 6-21-2002. Copies of the filing are available upon request from XM Radio's Investor Relations Department.

        1500 ECKiNGTON PLACE NE WASHiNGTON DC 20002-2194 PH 202 380 4000
                        FAX 202 380 4500 WWW.XMRADiO.COM